AMENDMENT TO
                            TRANSFER AGENCY AGREEMENT

The Transfer Agency Agreement between the RiverSource Funds and RiverSource Service Corporation dated October 1, 2005, is hereby amended effective January 12, 2006:

     o To reflect the addition of the following funds: RiverSource Disciplined Small Cap Value Fund, RiverSource Emerging Markets Bond Fund, RiverSource Floating Rate Fund, RiverSource Income Builder Basic Income Fund, RiverSource Income Builder Enhanced Fund, and RiverSource Income Builder Moderate Income Fund.

     o    To reflect the dissolution of certain master-feeder arrangements.

Schedule A, Funds and Schedule D, Administrative Services are amended and restated on the following pages.

All other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the 12th day of January, 2006.

AXP CALIFORNIA TAX-EXEMPT TRUST          AXP MANAGED SERIES, INC.
AXP DIMENSIONS SERIES, INC.              AXP MARKET ADVANTAGE SERIES, INC.
AXP DISCOVERY SERIES, INC.               AXP MONEY MARKET SERIES, INC.
AXP EQUITY SERIES, INC.                  AXP PARTNERS INTERNATIONAL SERIES,
AXP FIXED INCOME SERIES, INC.             INC.
AXP GLOBAL SERIES, INC.                  AXP PARTNERS SERIES, INC.
AXP GOVERNMENT INCOME SERIES, INC.       AXP SECTOR SERIES, INC.
AXP GROWTH SERIES, INC.                  AXP SELECTED SERIES, INC.
AXP HIGH YIELD INCOME SERIES, INC.       AXP SPECIAL TAX-EXEMPT SERIES TRUST.
AXP HIGH YIELD TAX-EXEMPT SERIES,        AXP STOCK SERIES, INC.
 INC.                                    AXP STRATEGY SERIES, INC.
AXP INCOME SERIES, INC.                  AXP TAX-EXEMPT SERIES, INC.
AXP INTERNATIONAL SERIES, INC.           AXP TAX-FREE MONEY SERIES, INC.
AXP INVESTMENT SERIES, INC.

By: /s/ Leslie L. Ogg
    -----------------
        Leslie L. Ogg
        Vice President


RIVERSOURCE SERVICE CORPORATION



By: /s/ Lyn Kephart-Strong
    ----------------------
        Lyn Kephart-Strong
        Vice President - Clearing Operations

                                   Schedule A
                                      Funds

                   Amended and restated as of January 12, 2006

The Funds to which this Agreement applies are divided into four categories for purposes of determining the appropriate fee schedule in Schedule B. The categories are: equity funds, fixed income and alternative funds, money market funds and non-public funds.

Equity Funds
AXP Dimensions Series, Inc.
     RiverSource Disciplined Small Cap Value Fund
     RiverSource New Dimensions Fund
AXP Discovery Series, Inc.
     RiverSource Discovery Fund
AXP Equity Series, Inc.
     RiverSource Mid Cap Growth Fund
AXP Global Series, Inc.
     RiverSource Emerging Markets Fund
     RiverSource Global Balanced Fund
     RiverSource Global Equity Fund
     RiverSource Global Technology Fund
AXP Growth Series, Inc.
     RiverSource Disciplined Equity Fund
     RiverSource Growth Fund
     RiverSource Large Cap Equity Fund
     RiverSource Large Cap Value Fund
AXP International Series, Inc.
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund
AXP Investment Series, Inc.
     RiverSource Balanced Fund
     RiverSource Diversified Equity Income Fund
     RiverSource Mid Cap Value Fund
AXP Managed Series, Inc.
     RiverSource Strategic Allocation Fund
AXP Market Advantage Series, Inc.
     RiverSource Portfolio Builder Aggressive Fund
     RiverSource Portfolio Builder Moderate Aggressive Fund
     RiverSource Portfolio Builder Moderate Fund
     RiverSource Portfolio Builder Total Equity Fund
     RiverSource S&P 500 Index Fund
     RiverSource Small Company Index Fund
AXP Partners International Series, Inc.
     RiverSource International Aggressive Growth Fund
     RiverSource International Equity Fund
     RiverSource International Select Value Fund
     RiverSource International Small Cap Fund
AXP Partners Series, Inc.
     RiverSource Aggressive Growth Fund
     RiverSource Fundamental Growth Fund
     RiverSource Fundamental Value Fund
     RiverSource Select Value Fund
     RiverSource Small Cap Equity Fund
     RiverSource Small Cap Value Fund
     RiverSource Value Fund
AXP Sector Series, Inc.
     RiverSource Dividend Opportunity Fund
     RiverSource Real Estate Fund
AXP Selected Series, Inc.
     RiverSource Precious Metals Fund
AXP Stock Series, Inc.
     RiverSource Stock Fund
AXP Strategy Series, Inc.
     RiverSource Equity Value Fund
     RiverSource Small Cap Advantage Fund
     RiverSource Small Cap Growth Fund
     RiverSource Strategy Aggressive Fund

Fixed Income and Alternative Funds
AXP California Tax-Exempt Trust
     RiverSource California Tax-Exempt Fund
AXP Discovery Series, Inc.
     RiverSource Core Bond Fund
     RiverSource Floating Rate Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflated Protected Securities Fund
     RiverSource Limited Duration Bond Fund
AXP Fixed Income Series, Inc.
     RiverSource Diversified Bond Fund
AXP Global Series, Inc.
     RiverSource Emerging Markets Bond Fund
     RiverSource Global Bond Fund
AXP Government Income Series, Inc.
    RiverSource Short Duration U.S. Government Fund
    RiverSource U.S. Government Mortgage Fund
AXP High Yield Income Series, Inc.
     RiverSource High Yield Bond Fund
AXP High Yield Tax-Exempt Series, Inc.
     RiverSource Tax-Exempt High Income Fund
AXP Income Series, Inc.
     RiverSource Income Builder Basic Income Fund
     RiverSource Income Builder Enhanced Income Fund
     RiverSource Income Builder Moderate Income Fund
     RiverSource Selective Fund
AXP Market Advantage Series, Inc.
     RiverSource Portfolio Builder Conservative Fund
     RiverSource Portfolio Builder Moderate Conservative Fund
AXP  Special Tax-Exempt Series Trust
     RiverSource Insured Tax-Exempt Fund
     RiverSource Massachusetts Tax-Exempt Fund
     RiverSource Michigan Tax-Exempt Fund
     RiverSource Minnesota Tax-Exempt Fund
     RiverSource New York Tax-Exempt Fund
     RiverSource Ohio Tax-Exempt Fund
AXP Tax-Exempt Series, Inc.
     RiverSource Intermediate Tax-Exempt Fund
     RiverSource Tax-Exempt Bond Fund

Money Market Funds
AXP Money Market Series, Inc.
     RiverSource Cash Management Fund
AXP Tax-Free Money Series, Inc.
     RiverSource Tax-Exempt Money Market Fund

Non-Public Funds
Growth Trust
     Growth Trends Portfolio
Growth and Income Trust
     Equity Portfolio
     Total Return Portfolio
Income Trust
     Quality Income Portfolio

                                   Schedule D
                             Administrative Services

                   Amended and restated as of January 12, 2006

Pursuant to Section 5(k) of the Agreement, the Transfer Agent, either directly or through affiliates, agrees to provide, without additional cost, all administrative, accounting, treasury, and other services of whatever nature required in connection with the administration of the following Funds:

         Non-Public Funds
         Growth Trust
              Growth Trends Portfolio
         Growth and Income Trust
              Equity Portfolio
              Total Return Portfolio
         Income Trust
              Quality Income Portfolio